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                        Consent of Anders, Minkler & Diehl LLP

We consent to the incorporation by reference in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated February 3, 6, 9, 11, 14, 15 and 20, 1995 with respect to the audits of these Partnerships:

   Pershing Waterman Phase I     (DB I)     Caroline Associates I
   PW III Associates             (DB II)    Columbus Square Associates I
   PW IV Associates              (DB III)   Columbus Square Associates II
   PW V Associates               (DB IV)    Savoy Court Associates
   PW VI Associates              (DB V)     Wigar, Ltd. (Winter Garden)


for the year ended December 31, 1994, and to the incorporation by reference in this Current Report on Form 8-K/A of our reports dated February 9, 13 and 20, 1996 with respect to the audits of the above-mentioned Partnerships for the year ended December 31, 1995. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755) all filed with the Securities and Exchange Commission.




/s/ Anders, Minkler & Diehl LLP




St. Louis, Missouri
September 2, 1997